Exhibit 21

Listed below are subsidiaries of Elevance Health, Inc. as of February 1, 2025 with ownership of 50% and above.
Entity Name	Domestic Jurisdiction	Doing Business As
4600 Group, LLC	California	4600BOEHM
4600 Group Holdings, LLC	California
Advantage Medical Group, LLC	Puerto Rico
Alianza Medicos del SurEste, LLC	Puerto Rico
Alliance Care Management, LLC	Delaware
Amerigroup Mississippi, Inc.	Mississippi
Amerigroup Pennsylvania, Inc.	Pennsylvania
AMGP Georgia Managed Care Company, Inc.	Georgia	AMERIGROUP; AMERIGROUP Community Care; AMERIGROUP Georgia; AMGP Georgia
AMH Health, LLC	Maine
AMH Health Plans of Maine, Inc.	Maine
Anthem Benefits Agency, Inc. f/k/a EHC Benefits Agency, Inc.	New York
Anthem Blue Cross Life and Health Insurance Company	California
Anthem Financial, Inc.	Delaware
Anthem Health Plans, Inc.	Connecticut	Anthem Blue Cross and Blue Shield
Anthem Health Plans of Kentucky, Inc.	Kentucky	Anthem Blue Cross and Blue Shield
Anthem Health Plans of Maine, Inc.	Maine	Anthem Blue Cross and Blue Shield; Associated Hospital Service
Anthem Health Plans of New Hampshire, Inc.	New Hampshire	Anthem Blue Cross and Blue Shield
Anthem Health Plans of Virginia, Inc.	Virginia	Anthem Blue Cross and Blue Shield
Anthem HealthChoice Assurance, Inc., f/k/a Empire HealthChoice Assurance, Inc.	New York	Anthem Blue Cross; Anthem Blue Cross and Blue Shield

Exhibit 21

Anthem HealthChoice HMO, Inc. f/k/a Empire HealthChoice HMO, Inc.	New York	Anthem Blue Cross, Anthem Blue Cross and Blue Shield
Anthem Holding Corp.	Indiana	Anthem Properties, Inc.
Anthem HP, LLC	New York	Anthem Blue Cross and Blue Shield HP, Anthem Blue Cross HP
Anthem Insurance Companies, Inc.	Indiana	Anthem Blue Cross and Blue Shield Retiree Solutions; Anthem Blue Cross Retiree Solutions; Blue Cross and Blue Shield of Indiana; Anthem Blue Cross and Blue Shield
Anthem Kentucky Managed Care Plan, Inc.	Kentucky	Anthem Blue Cross and Blue Shield Medicaid
Anthem Partnership Holding Company, LLC	Indiana
Anthem Southeast, Inc.	Indiana
Appalachian Home Infusion, LLC	Georgia
APR, LLC	Indiana
Arcus Enterprises, Inc.	Delaware
Associated Group, Inc.	Indiana
ATH Holding Company, LLC	Indiana
AUMSI UM Services, Inc.	Indiana
Best Transportation of PR LLC	Puerto Rico
BioPlus Parent, LLC	Delaware
BioPlus Specialty Holding Company, LLC	Indiana
BioPlus Specialty Infusion AL, LLC	Alabama
BioPlus Specialty Infusion CA, LLC	California
BioPlus Specialty Infusion Holdings, Inc.	Delaware
BioPlus Specialty Infusion TX, LLC	Texas
BioPlus Specialty Pharmacy CA, LLC	Delaware
BioPlus Specialty Pharmacy FL 2, LLC	Delaware
BioPlus Specialty Pharmacy Holdings 3, LLC	Delaware
BioPlus Specialty Pharmacy Holdings I, Inc.	Delaware

Exhibit 21

BioPlus Specialty Pharmacy Holdings II, Inc.	Delaware
BioPlus Specialty Pharmacy Holdings, Inc.	Delaware
BioPlus Specialty Pharmacy LA, LLC	Louisiana
BioPlus Specialty Pharmacy Services, LLC	Florida
BioPlus Specialty Pharmacy, Inc.	Florida	Kroger Specialty Pharmacy FL
Blue Cross Blue Shield Healthcare Plan of Georgia, Inc.	Georgia	Anthem Blue Cross and Blue Shield
Blue Cross Blue Shield of Wisconsin	Wisconsin	Anthem Blue Cross and Blue Shield
Blue Cross of California	California	Anthem Blue Cross
Blue Cross of California Partnership Plan, Inc.	California	Anthem Blue Cross Partnership Plan
Boehm & Associates, LLC	California
Capricorn Holdco, Inc. f/k/a Indiana University Health Plans, Inc.	Indiana
Carebridge Holding Company, LLC	Indiana
Carelon Behavioral Care, Inc.	Delaware
Carelon Behavioral Health, Inc.	Virginia	FHC CHOICE
Carelon Behavioral Health IPA, Inc.	New York
Carelon Behavioral Health of California, Inc.	California
Carelon Behavioral Health Holdings, Inc.	Virginia
Carelon Behavioral Health Strategies IPA, LLC	New York
Carelon Behavioral Health Strategies, LLC	Massachusetts
Carelon Digital Platforms, Inc.	Indiana
Carelon Digital Platforms Israel Ltd	Israel
Carelon Employment Company, LLC	Indiana
Carelon Global Solutions India LLP	India
Carelon Global Solutions Ireland Limited	Ireland
Carelon Global Solutions Philippines, Inc.	Philippines
Carelon Global Solutions Puerto Rico, L.L.C.	Puerto Rico
Carelon Global Solutions U.S., Inc.	Indiana

Exhibit 21

Carelon Health Federal Services, Inc.	Virginia
Carelon Health of New Jersey, Inc.	New Jersey
Carelon Health of Pennsylvania, Inc.	Pennsylvania
Carelon Health of Texas	Texas
Carelon Health Solutions, Inc.	Virginia
Carelon Health, Inc.	Indiana
Carelon Holdings I, Inc.	Indiana
Carelon Holdings II, LLC.	Indiana
Carelon Insights, Inc.	Indiana	Carelon Insights Administrator
Carelon Insights IPA of New York, LLC	New York
Carelon Medical Benefits Management, Inc.	Illinois
Carelon Palliative Care, Inc. f/k/a Aspire Health, Inc.	Delaware
Carelon Research, Inc.	Delaware
Carelon Subrogation, LLC	Wisconsin
Carelon, Inc. f/k/a Carelon Holdings, Inc.	Indiana
CarelonRx, Inc.	Indiana
CarelonRx Pharmacy, Inc.	Delaware
Caremax Pharmacy of Loudon, Inc.	Tennessee
Caribbean Accountable Care, LLC	Puerto Rico
Castellana Physician Services, LLC	Puerto Rico
CCHA, LLC	Colorado	Colorado Community Health Alliance
Centers for Specialty Care Group IPA, LLC	New York	Centers Care Solutions IPA
Centers Plan for Healthy Living LLC	New York
Centros de Medicina Primaria Advantage del Norte, LLC	Puerto Rico
Centro Medicina Familiar del Norte, LLC	Puerto Rico
Centros Medicos Unidos del Oeste, LLC	Puerto Rico
Cerulean Companies, Inc.	Georgia
Clinica Todo Salud - Aibonito, LLC	Puerto Rico
Clinica Todo Salud, LLC	Puerto Rico
Clinical Staff Solutions, LLC	Puerto Rico
Colorado State Infusion, Inc.	Colorado
Coltello Pharmaceuticals, LLC	Texas

Exhibit 21

Community Care Health Plan of Kansas, Inc.	Kansas	Healthy Blue
Community Care Health Plan of Louisiana, Inc.	Louisiana	Healthy Blue
Community Care Health Plan of Nebraska, Inc.	Nebraska	WellCare of Nebraska; Healthy Blue
Community Care Health Plan of Nevada, Inc.	Nevada	Anthem Blue Cross and Blue Shield Healthcare Solutions;
Community Insurance Company	Ohio	Anthem Blue Cross and Blue Shield
Compcare Health Services Insurance Corporation	Wisconsin	Anthem Blue Cross and Blue Shield
Consorcio MultiSalud del Norte, Inc.	Puerto Rico
Consorcio MultiSalud del Oeste, Inc.	Puerto Rico
Crossroads Acquisition Corp.	Delaware
DeCare Analytics, LLC	Minnesota
DeCare Dental Health International, LLC	Minnesota
DeCare Dental Insurance Ireland, Ltd.	Ireland
DeCare Dental Networks, LLC	Minnesota
DeCare Dental, LLC	Minnesota
DeCare Operations Ireland, Limited	Ireland
Delivery Network, LLC	Florida
Dental Services Organization, LLC	Puerto Rico
Designated Agent Company, Inc.	Kentucky
Dogwood Pharmacy, LLC	Florida	Medscripts Medical Pharmacy, LLC
EasyScripts Cutler Bay, LLC	Florida	EasyScripts, LLC
EasyScripts Hialeah, LLC	Florida	EasyScripts, LLC
EasyScripts Westchester, LLC	Florida	EasyScripts, LLC
EasyScripts, LLC	Florida	EasyScripts Cutler Bay, LLC; EasyScripts Hialeah, LLC; EasyScripts Westchester, LLC
ELV Holding Company 2, LLC	Indiana
ELV Holding Company 3, LLC	Indiana
ELV Holding Company 4, LLC	Indiana
ELV Holding Company, LLC	Indiana

Exhibit 21

Elevance Health Information Technology Services, Inc. f/k/a WellPoint Information Technology Services, Inc.	California
Farmacia Doral, Inc.	Puerto Rico
Federal Government Solutions, LLC	Wisconsin
Freedom Health, Inc.	Florida
Freedom SPV, Inc.	Delaware
Golden West Health Plan, Inc.	California
GR Health Solutions, LLC	Pennsylvania
Group Retiree Health Solutions, Inc.	Pennsylvania	Blue Medicare Advantage
Grupo Advantage del Oeste, LLC	Puerto Rico
Grupo Advantage Metro, LLC	Puerto Rico
HaloCare Specialty Therapeutics, LLC	Louisiana
Healthcare Subrogation Group, L.L.C.	Delaware
Health Ventures Partner, L.L.C.	Illinois
HealthKeepers, Inc.	Virginia
HealthLink Administrators, Inc.	Missouri
HealthLink, Inc.	Illinois
HealthSun Health Plans, Inc.	Florida
HealthSun Physicians Network I, LLC	Florida
HealthSun Physicians Network, LLC	Florida
Healthy Alliance Life Insurance Company	Missouri	Anthem Blue Cross and Blue Shield
Highland Acquisition Holdings, LLC	Delaware
Highland Intermediate Holdings, LLC	Delaware
Highland Investor Holdings, LLC	Delaware
HMO Colorado, Inc.	Colorado	HMO Colorado; HMO Nevada
HMO Missouri, Inc.	Missouri	Amerigroup Missouri; Anthem Blue Cross and Blue Shield
IEC Group Holdings, Inc.	Idaho
IEC Group, Inc.	Idaho	AmeriBen
InHealth Management, LLC	Puerto Rico
Innovative Infusions, L.L.C.	Texas	Paragon Infusion Centers
Innovative Pharmacy Services, LLC	Delaware
InSite Therapy Centers, LLC	Texas
IPA Holdings, LLC	Puerto Rico
LDNR Pharmacy, Inc.	California
Living Complete Technologies, Inc.	Maryland

Exhibit 21

MAPR Capital, LLC	Puerto Rico
MAPR Global, LLC	Puerto Rico
MAPR Holdings, LLC	Puerto Rico
Massachusetts Behavioral Health Partnership	Massachusetts
Matthew Thornton Health Plan, Inc.	New Hampshire
Medical Dental Network Management, LLC	Puerto Rico
Medway Infusion Services, LLC	Texas
Missouri Care, Incorporated	Missouri	Healthy Blue
MMM Healthcare, LLC	Puerto Rico
MMM Holdings, LLC	Puerto Rico
MMM Multi Health, LLC	Puerto Rico
MMM Transportation, LLC	Puerto Rico
Momentum Health Partners, LLC	North Carolina
MSO Holdings, LLC	Puerto Rico
MSO of Puerto Rico, LLC	Puerto Rico
Nash Holding Company, LLC	Delaware
National Government Services, Inc.	Indiana	NGS of Indiana
New England Research Institutes, Inc.	Massachusetts
NGS Federal, LLC	Indiana
Optimum Healthcare, Inc.	Florida
OPTIONS Health Care, Inc.	Delaware
Paragon Healthcare, Inc.	Texas
Paragon Hemophilia Solutions, LLC	Texas	Paragon Healthcare Specialty, LLC
Paragon Holding Company, LLC	Indiana
Paragon Infusion Care, Inc.	Texas
Paragon Nutrition Care, LLC	Texas
Pasteur Medical Bird Road, LLC	Florida	Pasteur Medical Center, LLC
Pasteur Medical Center, LLC	Delaware
Pasteur Medical Cutler Bay, LLC	Florida	Pasteur Medical Center, LLC
Pasteur Medical Group, LLC	Florida	Pasteur Medical Center, LLC
Pasteur Medical Hialeah Gardens, LLC	Florida	Pasteur Medical Center, LLC
Pasteur Medical Kendall, LLC	Florida	Pasteur Medical Center, LLC

Exhibit 21

Pasteur Medical Management, LLC	Florida	Pasteur Medical Bird Road, LLC;
Pasteur Medical Center, LLC;
Pasteur Medical Cutler Bay, LLC;
Pasteur Medical Group, LLC;
Pasteur Medical Hialeah Gardens, LLC;
Pasteur Medical Kendall, LLC;
Pasteur Medical Miami Gardens, LLC;
Pasteur Medical North Miami Beach, LLC;
Pasteur Medical Partners, LLC
Pasteur Medical Miami Gardens, LLC	Florida	Pasteur Medical Center, LLC
Pasteur Medical North Miami Beach, LLC	Florida	Pasteur Medical Center, LLC
Pasteur Medical Partners, LLC	Florida	Pasteur Medical Center, LLC
PathWrite, Inc.	Texas	Paragon Infusion Services, Inc.
PHI Parent LLC	Delaware
PHM Healthcare Solutions, Inc.	Puerto Rico
PHM IntraHospital Physician Group, LLC	Puerto Rico
PHM MultiDisciplinary Clinic Aguadilla LLC	Puerto Rico
PHM MultiDisciplinary Clinic Arecibo LLC	Puerto Rico
PHM MultiDisciplinary Clinic Cabo Rojo LLC	Puerto Rico
PHM MultiDisciplinary Clinic Guayama LLC	Puerto Rico
PHM MultiDisciplinary Clinic Maunabo LLC	Puerto Rico
PHM MultiDisciplinary Clinic, LLC	Puerto Rico
PHM MultiSalud, LLC	Puerto Rico
PHM Specialty Network, LLC	Puerto Rico
Physician Group Practices, LLC	Puerto Rico
PMC Medicare Choice, LLC	Puerto Rico
Raina RX LLC	New York	Route 300 Pharmacy in NY

Exhibit 21

RightCHOICE Managed Care, Inc.	Delaware	RightCHOICE Benefit Administrators; Anthem Blue Cross and Blue Shield
River Medical Pharmacy, LLC	Florida
Rocky Mountain Hospital and Medical Service, Inc.	Colorado	Anthem Blue Cross and Blue Shield; Anthem Blue Cross Blue Shield
RSV QOZB LTSS, Inc.	Delaware
Santa Barbara Specialty Pharmacy, LLC	California
SellCore, Inc.	Delaware	SellCore Insurance Services, Inc.
Simply Healthcare Plans, Inc.	Florida	Clear Health Alliance; Better Health; Amerigroup Florida
Southeast Services, Inc.	Virginia
State Sponsored Services, Inc.	Indiana	Amerigroup GBD Behavioral Health; Anthem GBD Behavioral Health
The Elevance Health Companies of California, Inc.	California
The Elevance Health Companies of Puerto Rico, LLC	Puerto Rico
The Elevance Health Companies, Inc.	Indiana
VITA Care, LLC	Puerto Rico	Anthem Benefit Services; The Anthem Companies Indiana
Wellmax Health Medical Centers, LLC	Florida	Wellmax Medical Center
Wellmax Health Physicians Network, LLC	Florida
WellPoint Acquisition, LLC	Indiana
WellPoint California Services, Inc.	Delaware
Wellpoint Corporation	Delaware	Wellpoint Insurance Services; Wellpoint Insurance Services Corporation
Wellpoint Delaware, Inc.	Delaware
WellPoint Dental Services, Inc.	Delaware
Wellpoint District of Columbia, Inc. f/k/a Amerigroup District of Columbia, Inc.	District of Columbia

Exhibit 21

Wellpoint Federal Corporation	Indiana
WellPoint Health Solutions, Inc.	Indiana
WellPoint Holding Corp.	Delaware
Wellpoint Illinois Services, Inc. f/k/a UNICARE Illinois Services, Inc.	Illinois
Wellpoint Insurance Company	Texas
Wellpoint Insurance Services, Inc.	Hawaii
Wellpoint Iowa, Inc.	Iowa
Wellpoint IPA of NY, LLC	New York
Wellpoint Life and Health Insurance Company	Indiana	Simply Healthcare
Wellpoint Maryland, Inc.	Maryland
Wellpoint National Services, Inc. f/k/a UNICARE National Services, Inc.	Delaware
Wellpoint New Jersey, Inc.	New Jersey
Wellpoint New Mexico, Inc. f/k/a AMERIGROUP Community Care of New Mexico, Inc.	New Mexico
Wellpoint Ohio, Inc.	Ohio
Wellpoint Partnership Plan, LLC	Illinois
Wellpoint South Carolina, Inc.	South Carolina
Wellpoint Specialty Services, Inc. f/k/a UNICARE Specialty Services, Inc.	Delaware
Wellpoint Tennessee, Inc. .	Tennessee
Wellpoint Texas, Inc.	Texas
Wellpoint Washington, Inc.	Washington
Wellpoint West Virginia, Inc. f/k/a UNICARE Health Plan of West Virginia, Inc.	West Virginia
Westcare, Inc.	Colorado
XCEL Reimbursement Solutions, LLC	Texas